Exhibit 99

FOR IMMEDIATE RELEASE
September 19, 2013

Cintas Corporation Announces Fiscal 2014 First Quarter Results

CINCINNATI, September 19, 2013 -- Cintas Corporation (Nasdaq:CTAS) today reported revenue for its first quarter ended August 31, 2013, of $1.12 billion, a 6.6% increase compared to last year's first quarter. Adjusting for one less workday in this year's first quarter compared to last year's first quarter, revenue grew 8.2%. Organic growth, which adjusts for the impact of acquisitions and the impact of one less workday, was 7.1%.

Scott D. Farmer, Chief Executive Officer, stated, “We are pleased to report a solid start to our fiscal 2014 year. All four of our operating segments had strong revenue performance in the first quarter, with each segment reporting organic growth of better than six percent.”

Operating income increased to $140.1 million, or 12.5% of revenue. The operating margin of 12.5% was lower than last year's first quarter operating margin of 13.2% due to the effects of one less workday in this year's first quarter, route capacity added in fiscal 2013 and lower recycled paper prices. Net income increased 1.3% to $77.8 million as compared to $76.7 million in last year's first quarter. Earnings per diluted share (EPS) for the first quarter were $0.63, a 5.0% increase over the $0.60 EPS in last year's first quarter.

During the first quarter and into September, Cintas purchased 3.0 million shares of its common stock at a cost of approximately $147.0 million. The total purchases included acquiring 2.1 million shares at a cost of approximately $100.7 million during the latter part of the first quarter, and the remaining 0.9 million shares were purchased through September 19, 2013, at a cost of approximately $46.3 million. While it had no impact on the first quarter EPS, the share buyback is expected to benefit fiscal year 2014 EPS by approximately $0.04. The Cintas Board of Directors authorized a $500.0 million share buyback program in October 2011 and approved an additional share repurchase program of $500.0 million on July 30, 2013. As of September 19, 2013, the Company had available for future share repurchases $15.4 million under the October 2011 share buyback program and $500.0 million under the July 2013 program.

Mr. Farmer concluded, “When we introduced our fiscal 2014 guidance in July, we indicated our outlook was based on an uncertain U.S. economic landscape which caused delays to the hiring and investment decisions of our customers. We have not seen any evidence since that time to change our outlook of the U.S. economy. With that in mind, we reiterate our fiscal 2014 revenue expectations to be in the range of $4.5 billion to $4.6 billion. We are updating our full year EPS guidance to incorporate the impact of the share buybacks through September 19, 2013. As a result, we now expect EPS to be in the range of $2.70 to $2.79. This guidance assumes no deterioration in the U.S. economy and does not consider any additional share buybacks. It does incorporate the impact of having one less workday in fiscal 2014 compared to fiscal 2013 and our current estimate of the impact of the Affordable Care Act on our cost structure during fiscal year 2014.”

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid, safety, fire protection products and services and document management services for over one million businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor's 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, disruptions caused by the inaccessibility of computer systems data, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, the amount and timing of repurchases of our common stock, if any, changes in federal and state tax and labor laws, the reactions of competitors in terms of price and service, the ultimate impact of the Affordable Care Act and the finalization of our financial statements for the quarter ended August 31, 2013. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2013 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
William C. Gale, Sr. Vice President-Finance and Chief Financial Officer - 513-573-4211
J. Michael Hansen, Vice President and Treasurer - 513-701-2079

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	August 31, 2013	August 31, 2012	% Chng.
Revenue:
Rental uniforms and ancillary products	$792,866	$754,843	5.0%
Other services	327,477	296,482	10.5%
Total revenue	$1,120,343	$1,051,325	6.6%

Costs and expenses:
Cost of rental uniforms and ancillary products	$454,731	$428,148	6.2%
Cost of other services	199,632	177,302	12.6%
Selling and administrative expenses	325,910	306,581	6.3%

Operating income	$140,070	$139,294	0.6%

Interest income	$(68)	$(77)	(11.7)%
Interest expense	16,523	16,598	(0.5)%

Income before income taxes	$123,615	$122,773	0.7%
Income taxes	45,861	46,040	(0.4)%
Net income	$77,754	$76,733	1.3%

Per share data:
Basic earnings per share	$0.63	$0.61	3.3%
Diluted earnings per share	$0.63	$0.60	5.0%

Weighted average number of shares outstanding	122,130	126,110
Diluted average number of shares outstanding	122,892	126,458

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	August 31, 2013	August 31, 2012
Rental uniforms and ancillary products gross margin	42.6%	43.3%
Other services gross margin	39.0%	40.2%
Total gross margin	41.6%	42.4%
Net margin	6.9%	7.3%

Depreciation and amortization	$48,394	$46,442
Capital expenditures	$37,462	$47,438

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of revenue growth, debt and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Computation of Workday Adjusted Revenue Growth

	Three Months Ended
	August 31, 2013	August 31, 2012	Growth %
	A	B	G
Revenue	$1,120,343	$1,051,325	6.6%
			G=(A-B)/B
	C	D
Workdays in the period	65	66

	E	F	H
Revenue adjusted for workday difference	$1,137,579	$1,051,325	8.2%
			H=(E-F)/F
	E=(A/C)*D	F=(B/D)*D
Management believes that Workday Adjusted Revenue Growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

Computation of Debt to EBITDA

	As of
	August 31, 2013
Long-term debt	$1,308,999
Letters of credit	85,117
Debt	$1,394,116

	Rolling Twelve Months Ended August 31, 2013	Three Months Ended August 31, 2013	Three Months Ended May 31, 2013	Three Months Ended February 28, 2013	Three Months Ended November 30, 2012
Net Income	$316,463	$77,754	$85,977	$74,705	$78,027

Add back:
Interest expense	65,637	16,523	16,518	16,302	16,294
Taxes	184,287	45,861	51,427	42,148	44,851
Depreciation	167,893	42,571	42,422	41,921	40,979
Amortization	23,436	5,823	5,829	5,911	5,873
EBITDA	$757,716	$188,532	$202,173	$180,987	$186,024

Debt / EBITDA	1.8

	As of
	August 31, 2012
Long-term debt	$1,309,648
Letters of credit	85,719
Debt	$1,395,367

	Rolling Twelve Months Ended August 31, 2012	Three Months Ended August 31, 2012	Three Months Ended May 31, 2012	Three Months Ended February 29, 2012	Three Months Ended November 30, 2011
Net Income	$305,732	$76,733	$78,614	$76,035	$74,350

Add back:
Interest expense	69,889	16,598	18,344	17,219	17,728
Taxes	176,380	46,040	44,675	44,655	41,010
Depreciation	157,896	40,342	40,265	38,644	38,645
Amortization	34,201	6,100	8,814	9,416	9,871
EBITDA	$744,098	$185,813	$190,712	$185,969	$181,604

Debt / EBITDA	1.9
Management believes the ratio of debt to earnings before interest, taxes, depreciation and amortization (EBITDA) is valuable to investors, particularly investors of the company's debt, because it is a common metric that reflects the company's earnings and cash flow available for debt service payments.

Computation of Free Cash Flow

	Three Months Ended
	August 31, 2013	August 31, 2012
Net Cash Provided by Operations	$82,559	$94,865
Capital Expenditures	$(37,462)	$(47,438)
Free Cash Flow	$45,097	$47,427
Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended August 31, 2013
Revenue	$792,866	$107,462	$125,875	$94,140	$—	$1,120,343
Gross margin	$338,135	$29,714	$54,897	$43,234	$—	$465,980
Selling and administrative expenses	$220,742	$21,033	$43,451	$40,684	$—	$325,910
Interest income	$—	$—	$—	$—	$(68)	$(68)
Interest expense	$—	$—	$—	$—	$16,523	$16,523
Income (loss) before income taxes	$117,393	$8,681	$11,446	$2,550	$(16,455)	$123,615
Assets	$2,842,058	$143,993	$410,633	$631,634	$282,859	$4,311,177

For the three months ended August 31, 2012
Revenue	$754,843	$100,279	$110,841	$85,362	$—	$1,051,325
Gross margin	$326,695	$29,478	$47,791	$41,911	$—	$445,875
Selling and administrative expenses	$209,788	$20,737	$38,770	$37,286	$—	$306,581
Interest income	$—	$—	$—	$—	$(77)	$(77)
Interest expense	$—	$—	$—	$—	$16,598	$16,598
Income (loss) before income taxes	$116,907	$8,741	$9,021	$4,625	$(16,521)	$122,773
Assets	$2,779,217	$125,094	$359,387	$563,172	$330,165	$4,157,035

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	August 31, 2013	May 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash & cash equivalents	$278,670	$352,273
Marketable securities	4,189	5,680
Accounts receivable, net	511,642	496,049
Inventories, net	245,470	240,440
Uniforms and other rental items in service	500,384	496,752
Income taxes, current	—	9,102
Prepaid expenses	31,934	24,530
Total current assets	1,572,289	1,624,826

Property and equipment, at cost, net	991,331	986,703

Goodwill	1,531,006	1,517,560
Service contracts, net	93,119	92,153
Other assets, net	123,432	124,390
	$4,311,177	$4,345,632

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$124,952	$121,029
Accrued compensation and related liabilities	43,247	78,050
Accrued liabilities	235,237	271,821
Income taxes, current	23,367	—
Deferred tax liability	80,692	77,169
Long-term debt due within one year	8,200	8,187
Total current liabilities	515,695	556,256

Long-term liabilities:
Long-term debt due after one year	1,300,799	1,300,979
Deferred income taxes	214,221	210,483
Accrued liabilities	84,451	76,422
Total long-term liabilities	1,599,471	1,587,884

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY14: 175,492,504 issued and 120,778,629 outstanding FY13: 174,786,010 issued and 122,281,507 outstanding	217,107	186,332
Paid-in capital	102,961	109,822
Retained earnings	3,795,525	3,717,771
Treasury stock: FY14: 54,713,875 shares FY13: 52,504,503 shares	(1,957,533)	(1,850,556)
Other accumulated comprehensive income (loss):
Foreign currency translation	50,666	51,312
Unrealized loss on derivatives	(13,851)	(14,339)
Other	1,136	1,150
Total shareholders’ equity	2,196,011	2,201,492

	$4,311,177	$4,345,632

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	August 31, 2013	August 31, 2012
Cash flows from operating activities:
Net income	$77,754	$76,733

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	42,571	40,342
Amortization of intangible assets	5,823	6,100
Stock-based compensation	6,984	5,448
Deferred income taxes	7,373	9,716
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(14,903)	(7,128)
Inventories, net	(5,258)	9,889
Uniforms and other rental items in service	(4,150)	(8,672)
Prepaid expenses	(7,216)	(5,392)
Accounts payable	2,915	16,278
Accrued compensation and related liabilities	(34,777)	(50,793)
Accrued liabilities	(27,215)	(27,400)
Income taxes payable	32,658	29,744
Net cash provided by operating activities	82,559	94,865

Cash flows from investing activities:
Capital expenditures	(37,462)	(47,438)
Proceeds from redemption of marketable securities	35,233	24,720
Purchase of marketable securities and investments	(32,941)	(36,970)
Acquisitions of businesses, net of cash acquired	(32,216)	(2,130)
Other, net	382	577
Net cash used in investing activities	(67,004)	(61,241)

Cash flows from financing activities:
Proceeds from issuance of debt	—	250,000
Repayment of debt	(167)	(225,154)
Proceeds from exercise of stock-based compensation awards	14,085	1,119
Repurchase of common stock	(106,977)	(77,953)
Other, net	4,126	(3,491)
Net cash used in financing activities	(88,933)	(55,479)

Effect of exchange rate changes on cash and cash equivalents	(225)	1,247

Net decrease in cash and cash equivalents	(73,603)	(20,608)
Cash and cash equivalents at beginning of period	352,273	339,825
Cash and cash equivalents at end of period	$278,670	$319,217